    As filed with the Securities and Exchange Commission on October 27, 2000.

                                                 Registration No. 333-__________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                          INTERNET VENTURE GROUP, INC.
             (Exact name of Registrant as specified in its charter)


            FLORIDA                                               59-2919648
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

  9607 WEST SAM HOUSTON PARKWAY SOUTH
               BLDG. 100
             HOUSTON, TEXAS                                       77049
(Address of principal executive offices)                        (Zip Code)

         Issuer's telephone number, including area code: (713) 596-9308

                           --------------------------

                          2000 OMNIBUS SECURITIES PLAN
                            (Full title of the plan)

                           --------------------------

                                 ELORIAN LANDERS
                       9607 WEST SAM HOUSTON PARKWAY SOUTH
                                    BLDG. 100
                              HOUSTON, TEXAS 77049
                    (Name and address of agent for service)
                                 (713) 596-9308
                    (Telephone number, including area code,
                              of agent for service)

        COPY TO:                                               COPY TO:
   THOMAS G. GRUENERT                                     LAWRENCE B. MANDALA
GIBSON-GRUENERT, L.L.P.                                   ARTER & HADDEN, LLP
   7707 FANNIN STREET                                      1717 MAIN STREET
       SUITE 203                                              SUITE 4100
  HOUSTON, TEXAS 77054                                 DALLAS, TEXAS 77201-4605
     (713) 665-1800                                         (214) 761-2100

                           --------------------------

                                      CALCULATION OF REGISTRATION FEE
======================== ===================== ======================= ========================= ===================
                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
   BE REGISTERED (1)          REGISTERED             SHARE (2)                PRICE (2)           REGISTRATION FEE
------------------------ --------------------- ----------------------- ------------------------- -------------------
     Common Stock
   $0.0001 par value      10,000,000 shares            $1.984                $19,840,000               $5,238
======================== ===================== ======================= ========================= ===================

         (1) The securities to be registered represent shares of Common Stock reserved for issuance under the 2000 Omnibus Securities Plan of Internet Venture Group, Inc. (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock divided or similar transaction, are also being registered hereunder.
         (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low sales prices of the Common Stock on the OTC Bulletin Board on October 24, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Internet Venture Group, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission") (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; (b) the Company's Report on Form 10-QSB for the quarter ended March 31, 2000; and (c) the Company's Report on Form 10-QSB for the quarter ended June 30, 2000.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.0001 per share.

         The holders of Common Stock are entitled to one vote for each share held of record on all matters on which the holders of Common Stock are entitled to vote. Cumulative voting is not permitted in any election of directors.

         The holders of Common Stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The current policy of the Board of Directors, however, is to retain earnings, if any, for the operation and expansion of the Company's business.

         Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

         The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights under the Company's Amended and Restated Articles of Incorporation. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Thomas Gruenert, a director of the Company, is a partner of Gibson-Gruenert LLP, a Houston, Texas law firm that has provided legal services to the Company and has rendered its opinion on the validity of the shares of Common Stock being registered hereunder. Mr. Gruenert's firm has been paid $80,918 in legal fees in 2000, and was issued 300,000 shares of restricted Common Stock in consideration of past and future legal services at a time prior to the Company's commencement of trading.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida General Corporation Act empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's articles of incorporation, bylaws, any agreement or otherwise.

         Article IX of the Company's Bylaws provides that, subject to the qualifications contained in Section 607.014 of the Florida General Corporation Act, the Company shall indemnify its officers and directors and former officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of his or her services as an officer or director of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                 Exhibit                  Description
                 -------                  -----------

                  4.1 2000 Omnibus Securities Plan for Internet Venture Group, Inc. (the "Plan") (filed herewith)

                  4.2 Form of Incentive Stock Option Agreement relating to options granted under the Plan (filed herewith)

                  4.3 Form of Non Qualified Stock Option Agreement relating to options granted under the Plan (filed herewith)

                  4.4 Form of Restricted Stock Award relating to restricted stock granted under the Plan (filed herewith)

                  5.1      Opinion of Gibson-Gruenert, L.L.P. (filed herewith)

                  23.1 Consent of Gibson-Gruenert, L.L.P. (included in their opinion filed as Exhibit 5.1) (filed herewith)

                  23.2 Consent of Michael Johnson & Co., LLC (filed herewith)

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on October 26, 2000.

                                    INTERNET VENTURE GROUP, INC.


                                    By:  /s/ Elorian Landers
                                       -----------------------------------------
                                       Elorian Landers
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on April 6, 2000.

SIGNATURE                          TITLE
---------                          -----

/s/ Eden Kim                       Chairman of the Board, Director and Secretary
-------------------------
Eden Kim


/s/ Elorian Landers                Chief Executive Officer, President
-------------------------          and Director (PRINCIPAL EXECUTIVE OFFICER AND
Elorian Landers                    PRINCIPAL ACCOUNTING OFFICER)


/s/ Thomas McCrimmon               Director
-------------------------
Thomas McCrimmon


/s/ Eduardo Orillac                Director
-------------------------
Eduardo Orillac


/s/ Thomas G. Gruenert             Director
-------------------------
Thomas G. Gruenert

                                  EXHIBIT INDEX
                                  -------------


                 Exhibit                  Description
                 -------                  -----------

                  4.1 2000 Omnibus Securities Plan for Internet Venture Group, Inc. (the "Plan") (filed herewith)

                  4.2 Form of Incentive Stock Option Agreement relating to options granted under the Plan (filed herewith)

                  4.3 Form of Non Qualified Stock Option Agreement relating to options granted under the Plan (filed herewith)

                  4.4 Form of Restricted Stock Award relating to restricted stock granted under the Plan (filed herewith)

                  5.1      Opinion of Gibson-Gruenert, L.L.P. (filed herewith)

                  23.1 Consent of Gibson-Gruenert, L.L.P. (included in their opinion filed as Exhibit 5.1) (filed herewith)

                  23.2 Consent of Michael Johnson & Co., LLC (filed herewith)